Exhibit 99.2

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

St. Francis Medical Technologies, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of St. Francis Medical Technologies, Inc. and its subsidiary (the “Company”) at December 31, 2004 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 20, 2006

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2004	2005	September 30, 2006
			(unaudited)
	(in thousands, except share and per share data
Current assets:
Cash and cash equivalents	$1,782	$1,958	$5,530
Available-for-sale securities	3,433	—	1,180
Accounts receivable, net	974	3,372	12,651
Inventories, net	1,396	2,333	4,489
Prepaid expenses and other current assets	427	709	1,291
Note receivable from stockholder	—	827	—

Total current assets	8,012	9,199	25,141
Property and equipment, net	512	446	529
Other assets	341	323	863

Total assets	$8,865	$9,968	$26,533

Current liabilities:
Accounts payable	$542	$1,901	$1,750
Accrued liabilities	327	1,057	3,439
Current portion of liability related to early exercise of employee stock options	19	298	295

Total current liabilities	888	3,256	5,484
Noncurrent portion of liability related to early exercise of employee stock options	7	390	302

Total liabilities	895	3,646	5,786

Commitments and contingencies (Note 4)
Redeemable convertible preferred stock: $0.001 par value;
Authorized: 15,000,000 shares
Issued and outstanding: 14,492,520 shares at December 31, 2004, 2005 and September 30, 2006 (unaudited), respectively (Liquidation value: $27,940 at December 31, 2005 and September 30, 2006 (unaudited))	27,759	27,759	27,759

Stockholders’ equity (deficit):
Common stock: $0.001 par value;
Authorized: 30,000,000 shares;
Issued and outstanding: 6,552,710, 8,518,042 and 8,890,088 shares at December 31, 2004, 2005 and September 30, 2006 (unaudited), respectively	6	8	9
Additional paid-in capital	356	7,341	9,163
Deferred stock-based compensation	—	(4,746)	(3,533)
Accumulated other comprehensive loss	(15)	(364)	(153)
Accumulated deficit	(20,136)	(23,676)	(12,498)

Total stockholders’ equity (deficit)	(19,789)	(21,437)	(7,012)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$8,865	$9,968	$26,533

The accompanying notes are an integral part of these consolidated financial statements.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,			Nine Months Ended September 30,
	2003	2004	2005	2005	2006
				(unaudited)
	(in thousands, except share and per share data)
Revenues	$1,017	$3,816	$10,712	$7,093	$36,525
Cost of revenues	139	573	1,664	974	3,487

Gross profit	878	3,243	9,048	6,119	33,038

Operating expenses:
Research and development	2,161	2,827	2,531	1,893	2,958
Sales and marketing	1,641	2,830	5,589	3,558	15,461
General and administrative	1,726	2,878	4,652	3,475	3,799

Total operating expenses	5,528	8,535	12,772	8,926	22,218

Income (loss) from operations	(4,650)	(5,292)	(3,724)	(2,807)	10,820
Interest income	133	129	79	59	90
Other income (expense), net	(28)	193	105	71	268

Net income (loss)	(4,545)	(4,970)	(3,540)	(2,677)	11,178
Less: net income allocable to preferred stockholders	—	—	—	—	(7,565)

Net income (loss) allocable to common stockholders	$(4,545)	$(4,970)	$(3,540)	$(2,677)	$3,613

Net income (loss) per share allocable to common stockholders — basic	$(0.73)	$(0.77)	$(0.52)	$(0.41)	$0.47

Net income (loss) per share allocable to common stockholders — diluted	$(0.73)	$(0.77)	$(0.52)	$(0.41)	$0.40

Weighted-average shares outstanding used in calculating net income (loss) per share — basic	6,189,229	6,424,252	6,790,787	6,591,959	7,750,908

Weighted-average shares outstanding used in calculating net income (loss) per share — diluted	6,189,229	6,424,252	6,790,787	6,591,959	9,144,573

The accompanying notes are an integral part of these consolidated financial statements.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-In Capital	Deferred Stock-Based Compensation	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
	(in thousands, except share and per share data)
Balance at January 1, 2003	6,192,109	$6	$218	$—	$(22)	$(10,621)	$(10,419)
Exercise of common stock options	9,167	—	4	—	—	—	4
Non-employee stock compensation expense	—	—	26	—	—	—	26
Components of other comprehensive income (loss)
Change in unrealized gain (loss) on available-for-sale securities	—	—	—	—	11	—	11
Change in cumulative translation adjustment	—	—	—	—	48	—	48
Net loss	—	—	—	—	—	(4,545)	(4,545)

Comprehensive loss							(4,486)

Balance at December 31, 2003	6,201,276	6	248	—	37	(15,166)	(14,875)
Exercise of common stock options	341,434	—	87	—	—	—	87
Exercise of common stock warrant	10,000	—	6	—	—	—	6
Non-employee stock compensation expense	—	—	15	—	—	—	15
Components of other comprehensive income (loss)
Change in unrealized gain (loss) on available-for-sale securities	—	—	—	—	2	—	2
Change in cumulative translation adjustment	—	—	—	—	(54)	—	(54)
Net loss	—	—	—	—	—	(4,970)	(4,970)

Comprehensive loss							(5,022)

Balance at December 31, 2004	6,552,710	6	356	—	(15)	(20,136)	(19,789)
Exercise of common stock options	690,332	1	215	—	—	—	216
Issuance of notes receivable for early exercise of stock options	1,275,000	1	326	—	—	—	327
Deferred stock-based compensation	—	—	6,311	(6,311)	—	—	—
Employee stock-based employee compensation expense recorded under APB No. 25	—	—	—	1,565	—	—	1,565
Non-employee stock compensation expense	—	—	133	—	—	—	133
Components of other comprehensive income (loss)
Change in cumulative translation adjustment	—	—	—	—	(349)	—	(349)
Net loss	—	—	—	—	—	(3,540)	(3,540)

Comprehensive loss							(3,889)

Balance at December 31, 2005	8,518,042	8	7,341	(4,746)	(364)	(23,676)	(21,437)
Exercise of common stock options (unaudited)	372,046	1	194	—	—	—	195
Vesting of common stock options early exercised in prior years (unaudited)	—	—	241	—	—	—	241
Employee stock-based employee compensation expense recorded under APB No. 25 (unaudited)	—	—	584	945	—	—	1,529
Reversal of deferred stock-based compensation for stock options forfeited (unaudited)	—	—	(268)	268	—	—	—
Non-employee stock compensation expense (unaudited)	—	—	295	—	—	—	295
Employee stock-based compensation expense recognized under SFAS 123(R) (unaudited)	—	—	776	—	—	—	776
Components of other comprehensive income (loss)
Change in cumulative translation adjustment (unaudited)	—	—	—	—	211	—	211
Net income (unaudited)	—	—	—	—	—	11,178	11,178

Comprehensive income (unaudited)							11,389

Balance at September 30, 2006 (unaudited)	8,890,088	$9	$9,163	$(3,533)	$(153)	$(12,498)	$(7,012)

The accompanying notes are an integral part of these consolidated financial statements.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,			Nine Months Ended September 30,
	2003	2004	2005	2005	2006
				(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(4,545)	$(4,970)	$(3,540)	$(2,677)	$11,178
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	126	183	213	142	198
Loss on disposal of fixed assets	—	11	1	—	—
Interest receivable on stockholder note	—	—	26	—	—
Allowance for doubtful accounts	—	134	—	—	29
Inventory reserves	—	—	—	—	35
Stock-based compensation expense	26	15	1,698	1,360	2,600
Forgiveness of loan	—	—	60	60	60
Changes in operating assets and liabilities:
Accounts receivable	(219)	(818)	(2,479)	(1,297)	(9,087)
Inventories	(361)	(674)	(1,138)	(1,179)	(1,949)
Prepaid expenses and other current assets	(175)	(126)	(604)	(746)	(608)
Other assets	(234)	(101)	18	17	(881)
Accounts payable	164	335	1,317	846	(173)
Accrued liabilities	121	45	1,044	556	2,475

Net cash provided by (used in) operating activities	(5,097)	(5,966)	(3,384)	(2,918)	3,877

Cash flows from investing activities:
Purchase of property and equipment	(176)	(328)	(153)	(67)	(276)
Purchase of available-for-sale securities	(9,419)	—	—	—	(1,180)
Sales and maturities of available-for-sale securities	—	5,998	3,442	2,450	—

Net cash provided by (used in) investing activities	(9,595)	5,670	3,289	2,383	(1,456)

Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	14,984	—	—	—	—
Proceeds from exercise of common stock options	53	87	371	49	286
Proceeds from exercise of common stock warrant	—	6	—	—	—
Repayment of note receivable issued for exercise of common stock options	—	—	—	—	827

Net cash provided by financing activities	15,037	93	371	49	1,113

Effect of exchange rate changes on cash	(60)	(53)	(100)	(56)	38

Net change in cash and cash equivalents	285	(256)	176	(542)	3,572
Cash and cash equivalents at beginning of period	1,753	2,038	1,782	1,782	1,958

Cash and cash equivalents at end of period	$2,038	$1,782	$1,958	$1,240	$5,530

Supplemental disclosure of significant noncash investing and financing activity:
Note receivable issued for exercise of common stock options	$—	$—	$827	$827	$—

The accompanying notes are an integral part of these consolidated financial statements.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

NOTE 1 — THE COMPANY:

Background

St. Francis Medical Technologies, Inc. (the “Company”) was formed in 1996 and incorporated in the state of Nevada in January 1999 and reincorporated in the state of Delaware in January 2001. The Company is a medical device company focused on the design, development and marketing of motion-preserving technologies and procedures for orthopedic and neurological spine surgery. The Company’s first product, the X STOP Interspinous Process Decompression System, or X STOP is a less invasive implant designed to treat lumbar spinal stenosis, a condition resulting from the narrowing of neural pathways that often leads to debilitating pain in the lower back and legs. The Company sells the X STOP which received the CE Mark in June 2002 and U.S. Food and Drug Administration (“FDA”) approval in November 2005.

The Company has incurred net losses during the years ended December 31, 2003, 2004 and 2005 and had an accumulated deficit of $12,498 (unaudited) at September 30, 2006. While the Company has achieved profitability during the nine month period ended September 30, 2006 (unaudited), it may not be able to sustain this profitability and may need to raise additional financing in order to pursue its business strategy. Additional financing will be required for the Company’s currently envisioned long term needs. There can be no assurance that any additional financing will be available on terms acceptable to the Company, or at all. In addition, future equity financings could result in dilution to stockholders, and future debt financings could result in certain financial and operational restrictions.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Unaudited Interim Results

The accompanying consolidated balance sheets as of September 30, 2006, the consolidated statements of operations and of cash flows for the nine months ended September 30, 2005 and 2006, and the consolidated statements of stockholders’ deficit for the nine months ended September 30, 2006 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s financial position and results of operations and cash flows for the nine months ended September 30, 2005 and 2006. Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, which supersedes its previous accounting under Accounting

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

Principles Board Opinion No. 25 (“APB No. 25”), Accounting for Stock Issued to Employees. The financial data and other information disclosed in these notes to the consolidated financial statements related to the nine month periods are unaudited. The results for the nine months ended September 30, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006 or for any other interim period or for any future year.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, St. Francis Medical Technologies Europe B.V. All intercompany transactions and balances have been eliminated in consolidation.

Foreign Currency Translation

The foreign subsidiary’s functional currency is its local currency. The gains and losses resulting from translating the foreign subsidiary’s financial statements into U.S. dollars have been reported in other comprehensive income (loss). Revenues and expenses are translated at average exchange rates in effect during the period. Foreign currency transaction gains and losses are included in the statements of operations.

Foreign Currency Contracts

The Company utilizes certain foreign currency option contracts to manage its exposure to intercompany foreign currency exchange rate risks. These foreign currency option contracts are not designated as hedges under SFAS No. 133. “Accounting for Derivative Instruments and Hedging Activities” as amended. Gains or losses on foreign currency options are intended to offset losses or gains on the underlying net exposures in an effort to reduce the earnings volatility resulting from fluctuating foreign currency exchange rates. The fair value changes of these contracts, net of premium amortization, are reported in earnings as foreign exchange gain or loss, which is included in other income (expense), net in the Company’s consolidated statements of operations. Premiums are amortized over the term of the related foreign currency contracts. The Company does not utilize any other derivative financial instruments, derivative commodity instruments or other market risk sensitive instruments, positions or transactions.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term financial investments purchased with original maturities of three months or less at the date of purchase.

Available-for-Sale Securities

The Company classifies short-term investments in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Company places its investments primarily in commercial paper with maturities of over 90 days. The Company has classified such investments as available-for-sale securities which are reported at fair market value with any unrealized gains or losses recorded as a separate component of stockholders’ deficit and included in other comprehensive income (loss). Realized gains and losses are calculated on the specific identification method and recorded as interest income.

Fair Value of Financial Instruments

Carrying amounts of the Company’s financial instruments including cash and cash equivalents, available-for-sale securities, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their short maturities. The carrying amounts of the Company’s note receivable and liability related to early exercise of employee stock options approximate their fair values.

Accounts Receivable

Accounts receivable are typically unsecured and represent amounts due from customers. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses. Allowance for doubtful accounts was $134, $118 and $154 (unaudited), respectively, at December 31, 2004, 2005 and September 30, 2006. Write-offs of accounts receivable have been insignificant during the years ended December 2003, 2004, 2005 and the nine-month periods ended September 30, 2005 (unaudited) and 2006 (unaudited).

Inventories

Inventories are stated at the lower of standard cost (which approximates actual cost on a first-in, first-out basis) or market. Market value is determined as the lower of replacement cost or net realizable value. Lower of cost or market is evaluated by considering obsolescence and excessive levels of inventory.

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, which is generally three to seven years. Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to the future net cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset. There have been no such impairments of long-lived assets as of December 31, 2005.

Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition. The Company earns revenue from the sale of its products to distributors and hospitals. Revenue is recognized when the title and risk of ownership has been transferred, provided that persuasive evidence of an arrangement exists, the price is fixed and determinable, remaining obligations are insignificant and collectibility is reasonably assured. Revenue is recorded net of customer and distributor discounts.

The Company sells its products primarily to hospitals in the United States primarily through independent sales agents and direct sales representatives. The Company sells its products in international markets to stocking distributors and to hospitals through direct sales representatives. Revenue is recorded on sales to hospitals, net of discounts, upon receipt of a valid purchase order, delivery of the product and when collection of the receivable is reasonably assured. Commissions paid to sales agents are recorded as a sales and marketing expense. Sales to stocking distributors, are recorded when title and risk of loss transfer upon shipment, provided that all other revenue recognition criteria are met. No direct sales customers or stocking distributors have price protection or stock rotation rights. All customers have a warranty for product defects in materials or workmanship but such product returns have historically been insignificant and the Company does not provide a general right of return on the sale of its products.

Shipping Costs

Shipping costs charged to customers are included in revenues and the associated expense is included in cost of revenues in the statements of operations.

Research and Development

Cost related to research, design and development of products are charged to research and development expense as incurred.

Advertising Costs

Advertising costs are included in sales and marketing expense and are expensed as incurred. Advertising costs were insignificant for the years ended December 31, 2003, 2004, 2005 and for the nine-month periods ended September 30, 2005 (unaudited) and 2006 (unaudited).

Warranty Costs

The Company offers a limited warranty on its products. Warranty expense has been insignificant for the years ended December 31, 2003, 2004, 2005 and for the nine-month periods ended September 30, 2005 (unaudited) and 2006 (unaudited).

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

Concentration of Credit Risk and Other Risks and Uncertainties

The Company’s cash, cash equivalents and available-for-sale securities are maintained with financial institutions in the United States of America and Europe. Deposits may exceed the amount of insurance provided on such deposits. Management believes that these financial institutions are financially sound and accordingly, minimal credit risk exists with respect to those deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

The Company’s accounts receivable is derived primarily from revenues earned from customers located in markets in the U.S. and Europe. There were no individual customers that accounted for more than 10% of revenues or accounts receivable for the nine-month period ended September 30, 2006 (unaudited). One customer accounted for 27% of total revenues and two customers accounted for 31% and 13% of accounts receivable for the year ended December 31, 2005. One customer accounted for 39% of total revenues and two customers accounted for 21% and 14% of accounts receivable for the year ended December 31, 2004. Two customers accounted for 40% and 11% of total revenues for the year ended December 31, 2003.

The Company is subject to risks common to companies in the medical device industry including, but not limited to, new technological innovations, dependence on key personnel, dependence on key suppliers, protection of proprietary technology, product liability and compliance with government regulations. To sustain profitable operations, the Company must successfully design, develop, manufacture and market its products. There can be no assurance that current products will continue to be accepted in the marketplace. Nor can there be any assurance that any future products can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such products will be successfully marketed, if at all. These factors could have a material adverse effect on the Company’s future financial results, financial position and cash flows.

The Company is wholly dependent on a sole vendor for the manufacture and supply of the X STOP product and any delay or failure to adequately supply the product by this vendor could have a material adverse impact on the Company. Additionally, the Company is dependent on a sole supplier of a material that is used in a version of the X STOP that is currently marketed in Europe. Any failure to adequately supply this material could have a material adverse impact on the Company.

Future products developed by the Company may require approvals or clearances from the U.S. Food and Drug Administration or other international regulatory agencies prior to commercial sales. There can be no assurance that the Company’s products will continue to meet the necessary regulatory requirements. If the Company was denied or delayed receiving such approvals or clearances, it may have a materially adverse impact on the Company.

Segment Information

The Company operates in one business segment, which encompasses the manufacturing and marketing of its X STOP device. Management uses one measurement of profitability and does not segregate its business for internal reporting. Substantially all long-lived assets are maintained in the United States.

Total revenue is attributed to geographic areas based on the country to where the product is shipped.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

The following summarizes total revenues by geographic region:

	Years Ended December 31,			Nine Months Ended September 30,
	2003	2004	2005	2005	2006
				(unaudited)
United States	$—	$—	$264	$—	$26,247
Germany	550	1,758	3,180	2,225	2,912
Italy	—	—	1,941	1,084	1,853
United Kingdom	186	582	1,439	1,387	1,967
Greece	—	580	295	110	176
The Netherlands	178	262	404	415	367
Rest of World	103	634	3,189	1,872	3,003

Total revenues	$1,017	$3,816	$10,712	$7,093	$36,525

Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for stock-based employee compensation arrangements in accordance with the provisions of APB No. 25 and related interpretations and complied with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company’s stock and the exercise price. Employee stock-based compensation determined under APB No. 25 is recognized using the straight-line method for fixed awards, and the multiple option method for variable awards as prescribed by the Financial Accounting Standards Board Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Appreciation Rights and Other Variable Stock Option or Award Plans (“FIN 28”).

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (“EITF”) No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Equity instruments issued to non-employees are recorded at their fair value on the measurement date and are subject to periodic adjustment as the underlying equity instruments vest.

The following table illustrates the effect on net loss if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair value of these options was estimated using the minimum value method at the date of grant.

	Years Ended December 31,
	2003	2004	2005
Net loss, as reported	$(4,545)	$(4,970)	$(3,540)
Add: Employee stock-based compensation included in reported net loss	—	—	1,565
Deduct: Employee stock-based compensation determined under minimum value based method	(13)	(11)	(906)

Net loss — pro forma	$(4,558)	$(4,981)	$(2,881)

Net loss per common share — basic and diluted as reported	$(0.73)	$(0.77)	$(0.52)

Net loss per common share — basic and diluted pro forma	$(0.74)	$(0.78)	$(0.42)

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

The value of each option granted is estimated on the date of grant using the minimum value method with the following weighted average assumptions:

	Years Ended December 31,
	2003	2004	2005
Risk-free interest rate	2.75%	2.00%	4.03%
Expected life (in years)	4	4	4
Dividend yield	0.0%	0.0%	0.0%

Based on the above assumptions, the weighted average estimated minimum values of options granted were $0.06, $0.05, and $5.68 per share for the years ended December 31, 2003, 2004 and 2005, respectively.

Adoption of SFAS No. 123R (unaudited)

Effective January 1, 2006, the Company adopted the fair value provisions of SFAS No. 123R, Share-Based Payment which supersedes its previous accounting under APB No. 25. SFAS No. 123R requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments including stock options. SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The Company adopted SFAS No. 123R using the prospective transition method, which requires that for nonpublic entities that used the minimum value method for either pro forma or financial statement recognition purposes, SFAS No. 123R shall be applied to option grants after the effective date of this standard. For options granted prior to the SFAS No. 123R effective date, which the requisite service period has not been performed as of January 1, 2006, the Company will continue to recognize compensation expense on the remaining unvested awards under the intrinsic-value method of APB No. 25. All option grants valued after January 1, 2006 will be expensed over the requisite service periods on a straight-line basis.

Comprehensive Income (Loss)

Comprehensive income (loss) generally represents all changes in stockholders’ deficit except those resulting from investments or contributions by stockholders. The Company’s unrealized gains and losses on available-for-sale securities and gains and losses on cumulative translation adjustments represent the only other components of comprehensive income (loss) that are excluded from the Company’s net income (loss) for the years ended December 31, 2003, 2004 and 2005 and the nine-month periods ended September 30, 2005 (unaudited) and 2006 (unaudited).

Net Income (Loss) Per Share

Basic net income (loss) per share attributed to common shareholders is computed by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of common shares outstanding during the period as reduced by the weighted average unvested common shares subject to repurchase by the Company. Net income (loss) available to common stockholders is calculated using the two class method under EITF No. 03-06, Participating Securities and the Two-Class Method Under FASB Statement No. 128.

Diluted net income (loss) per share attributed to common stockholders is computed by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of common and potential common shares outstanding during the period, if the effect of each class of potential common shares is dilutive. Potential common shares include common stock subject to repurchase rights and incremental shares of common stock issuable upon the exercise of stock options and upon conversion of preferred stock.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

A reconciliation of the numerator and denominator used in the calculation of historical basic and diluted net income (loss) per share follows:

	Years Ended December 31,			Nine Months Ended September 30,
	2003	2004	2005	2005	2006
				(unaudited)
Historical net income (loss) per share:
Numerator
Net income (loss), as reported	$(4,545)	$(4,970)	$(3,540)	$(2,677)	$11,178
Less: net income allocable to preferred stockholders	—	—	—	—	(7,565)

Net income (loss) allocable to common stockholders	$(4,545)	$(4,970)	$(3,540)	$(2,677)	$3,613

Denominator
Weighted-average common shares outstanding	6,197,333	6,450,122	7,688,095	7,468,521	8,662,825
Less: weighted-average unvested common shares subject to repurchase	(8,104)	(25,870)	(897,308)	(876,563)	(911,917)

Denominator for basic net income (loss) per share	6,189,229	6,424,252	6,790,787	6,591,958	7,750,908

Dilutive effect of stock options	—	—	—	—	554,540
Dilutive effect of common shares subject to repurchase	—	—	—	—	839,125

Denominator for diluted net income (loss) per share	6,189,229	6,424,252	6,790,787	6,591,959	9,144,573

Basic net income (loss) per share	$(0.73)	$(0.77)	$(0.52)	$(0.41)	$0.47

Diluted net income (loss) per share	$(0.73)	$(0.77)	$(0.52)	$(0.41)	$0.40

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

The following outstanding options, common stock subject to repurchase and redeemable convertible preferred stock were excluded from the computation of diluted net loss per common share for the periods presented because including them would have had an anti-dilutive effect:

	Years Ended December 31,			Nine Months Ended September 30,
	2003	2004	2005	2005	2006
				(unaudited)
Options to purchase common stock	1,254,833	2,286,000	926,313	1,003,583	—
Common stock subject to repurchase	—	18,337	1,068,744	850,000	—
Redeemable convertible preferred stock	14,492,520	14,492,520	14,492,520	14,492,520	14,492,520

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, to clarify the accounting for abnormal amounts of idle facility expense, handling costs and wasted material (spoilage). Among other provisions, the new rule requires that such items be recognized as current-period charges, regardless of whether they meet the criterion of “so abnormal” as stated in ARB No. 43. SFAS No. 151 was adopted as of January 1, 2006 and did not have a material effect on the Company’s financial statements.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections: a Replacement of Accounting Principles Board Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application for voluntary changes in accounting principle unless it is impracticable to do so. Retrospective application refers to the application of a different accounting principle to previously issued financial statements as if that principle had always been used. SFAS No. 154’s retrospective application requirement replaces APB No 20’s (“Accounting Changes”) requirement to recognize most voluntary changes in accounting principle by including in net income (loss) of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. SFAS No. 154 also redefines “restatement” as the revising of previously issued financial statements to reflect the correction of an error. The requirements of SFAS No. 154 are effective for accounting changes made in fiscal years beginning after December 15, 2005 and will only impact the financial statements in periods in which a change in accounting principle is made. The Company does not expect that the adoption of this standard will have an impact on its financial statements.

In November 2005, the FASB issued FASB Staff Position (“FSP”) Nos. FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

provide guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. These FSP’s also include accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. These FSP’s are required to be applied to reporting periods beginning after December 15, 2005. The adoption of these standards did not have a material impact on the Company’s financial statements.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for the Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN No. 48”), which clarifies the accounting uncertainty in tax positions. This interpretation requires that the Company recognize in its financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN No. 48 are effective as of the beginning of its 2007 fiscal year, with the cumulative effect, if any, of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN No. 48 on its financial statements.

In September 2006, the SEC issued SAB No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements, or SAB No. 108. SAB No. 108 states that registrants should use both a balance sheet approach and an income statement approach when quantifying and evaluating the materiality of a misstatement. The interpretations in SAB No. 108 contain guidance on correcting errors under the dual approach as well as provide transition guidance for correcting errors. This interpretation does not change the requirements within SFAS No. 154 for the correction of an error on financial statements. SAB No. 108 is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The Company will be required to adopt this interpretation by December 31, 2006. The Company is currently evaluating the requirements of SAB No. 108 and the impact this interpretation may have on its financial statements (unaudited).

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, or SFAS No. 157. This standard defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States, and expands disclosure about fair value measurements. This pronouncement applies under other accounting standards that require or permit fair value measurements. Accordingly, this statement does not require any new fair value measurement. This statement is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company will be required to adopt SFAS No. 157 in the first quarter of fiscal year 2008. The Company is currently evaluating the requirements of SFAS No. 157 and has not yet determined the impact on its financial statements (unaudited).

NOTE 3 — BALANCE SHEET COMPONENTS:

Available-for-Sale Securities

	Amortized Cost	Unrealized Gain (Loss)	Estimated Fair Market Value
At December 31, 2004:
Corporate securities (all maturing within one year)	$3,442	$(9)	$3,433

At September 30, 2006:
Corporate securities (all maturing within one year)	$1,180	$—	$1,180

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

At December 31, 2005, the Company did not have any available-for-sale securities.

Inventories

Inventories consist of the following:

	December 31,
	2004	2005	September 30, 2006
			(unaudited)
Raw materials	$61	$68	$54
Work-in-process	549	1,204	993
Finished goods	786	1,061	3,442

	$1,396	$2,333	$4,489

Property and Equipment, net

Property and equipment, net consist of the following:

	December 31,
	2004	2005	September 30, 2006
			(unaudited)
Machinery and equipment	$296	$343	$371
Computer equipment	376	351	554
Office furniture and fixtures	341	440	490

	1,013	1,134	1,415
Less: Accumulated depreciation	(501)	(688)	(886)

	$512	$446	$529

Depreciation expense related to property and equipment was $126, $183 and $213 for the years ended December 31, 2003, 2004 and 2005, respectively. Depreciation expense related to property and equipment was $142 and $198 for the nine-month periods ended September 30, 2005 and 2006, respectively (unaudited).

Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,
	2004	2005	September 30, 2006
			(unaudited)
Sales agent commissions	$—	$—	$1,111
Employee compensation and related	97	314	753
Professional services	89	74	1,069
Foreign sales taxes payable	103	397	443
Other	38	272	63

	$327	$1,057	$3,439

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

NOTE 4 — COMMITMENTS AND CONTINGENCIES:

Operating Lease Commitments

The Company leases office space under noncancelable operating leases that expire in February and March 2009. Rent expense was $73, $204 and $291 for the years ended December 31, 2003, 2004 and 2005, respectively. Rent expense was $205 (unaudited) and $208 (unaudited) for the nine-month periods ended September 30, 2005 and 2006, respectively.

Future minimum lease payments under the leases at December 31, 2005 are as follows:

Year Ending December 31,
2006	$286
2007	293
2008	300
2009	65

Total minimum lease payments	$944

In July 2006, the Company entered into a new operating lease for office space (see Note 11).

Contingencies

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company is not currently subject to any material legal proceedings.

Indemnifications

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnifications. The Company’s exposure under these agreements is unknown because it involves future claims that may be made against the Company in the future, but have not yet been made. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.

In accordance with its bylaws, the Company has indemnification obligations to its officers and directors for certain events or occurrences, subject to certain limits, while they are serving at the Company’s request in such capacity. There have been no claims to date and the Company has a director and officer insurance policy that enables it to recover a portion of any amounts paid for future claims.

NOTE 5 — CONVERTIBLE PREFERRED STOCK:

Under the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company is authorized to issue 15,000,000 shares of convertible preferred stock, of which 2,318,970 shares are designated as Series A convertible preferred stock (“Series A preferred stock”), 5,808,573 shares are designated as Series B convertible preferred stock (“Series B preferred stock”) and 6,500,000 shares are designated as Series C convertible preferred stock (“Series C preferred stock”).

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

Convertible preferred stock at December 31, 2004, 2005 and September 30, 2006 (unaudited) consists of the following:

	Shares Outstanding	Carrying Amount	Liquidation Value
Series A preferred stock	2,318,970	$2,647	$2,690
Series B preferred stock	5,808,573	10,128	10,165
Series C preferred stock	6,364,977	14,984	15,085

	14,492,520	$27,759	$27,940

The holders of the convertible preferred stock have various rights and preferences as follows:

Dividends

The holders of Series A preferred stock, Series B preferred stock and Series C preferred stock are entitled to receive noncumulative dividends at the per annum rate of $0.0928, $0.14 and $0.1896 per share, respectively. Such dividends, which are in preference to any dividends on common stock, are payable quarterly when, and if declared by the Board of Directors. No dividends have been declared to date.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A preferred stock, Series B preferred stock and Series C preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock or other junior security, an amount equal to the respective preferred stock issuance price of $1.16, $1.75 and $2.37 per share, respectively, and an amount equal to all declared but unpaid dividends on each such share. If the assets and funds available for distribution are insufficient to cover the liquidation preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of preferred stock in proportion to the amounts each holder would receive if the Company had sufficient funds to pay the liquidation preference.

After payment of the full liquidation preference, any remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of convertible preferred stock and common stock pro rata based on the number of shares of common stock held by each, assuming conversion of all such preferred stock into common stock. The maximum distributions to holders of Series A preferred stock on liquidation is $4.64 per share, after which the remaining assets of the Company shall be distributed among the holders of the Series B preferred stock and Series C preferred stock on an as-converted basis. The maximum distributions to holders of Series B preferred stock and Series C preferred stock on liquidation is $7.00 per share, after which the remaining assets of the Company shall be distributed among the holders of the common stock.

Any merger, consolidation or other reorganization of the Company into or with any other corporation resulting in the transfer of more than 50% of the voting power of the Company, and/or a sale, conveyance or other distribution or encumbrance of all or substantially all of the assets of the Company, is deemed a liquidation event.

Conversion

Each share of convertible preferred stock is convertible at the option of the holder, into a number of fully paid and nonassessable shares of common stock as is determined by dividing the preferred stock

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

issue price by the conversion price in effect at the time of conversion. The conversion price of Series A, Series B, and Series C preferred stock is $1.16, $1.75 and $2.37 per share, respectively, subject to adjustments pursuant to the Company’s Amended and Restated Certificate of Incorporation. Conversion is automatic immediately upon the closing of a firm commitment underwritten public offering in which the public offering price equals or exceeds $5.25 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and the aggregate gross proceeds raised are at least $20,000, or the date specified by written consent or agreement of at least a majority of the holders of the then outstanding shares of convertible preferred stock, voting together as a single class.

Voting Rights

The holder of each share of Series A, Series B and Series C preferred stock shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock and shall be entitled to the number of votes equal to the number of shares of common stock into which each share of convertible preferred stock could be converted.

Registration Rights

The holders of the Company’s common stock issuable upon the conversion of the Company’s Series A, Series B and Series C preferred stock are entitled to certain registration rights. These registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in any such registration under certain circumstances. The Company is generally required to pay all expenses incurred in connection with registrations effected in connection with such rights, excluding underwriting discounts and commissions. The Company is not required to pay penalties associated with such registration rights.

NOTE 6 — STOCKHOLDERS’ EQUITY (DEFICIT):

Common Stock

Under the Company’s Amended and Restated Certificate of Incorporation, as amended in June 2004, the Company is authorized to issue 30,000,000 shares of common stock. Each share of common stock has the right to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when, and if declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding having priority rights as to dividends. No dividends have been declared or paid as of December 31, 2005.

Warrant to Purchase Common Stock

In February 2004, the Company issued warrants to purchase 10,000 shares of the Company’s common stock at $0.55 per share to a service provider. The warrants were valued using the Black-Scholes option pricing model, assuming 75% volatility, 3.10% risk-free interest rate, a contractual life of five years and fair value of the Company’s common stock at the time of issuance of $0.55 per share. The value ascribed to the warrants of $3 was recognized as general and administrative expense during the year ended December 31, 2004. The warrants were exercised during the year ended December 31, 2004.

NOTE 7 — STOCK OPTION PLAN:

In January 1999, the Company adopted the 1999 Stock Option Plan, as amended and restated, in April 1999, and in July 1999 adopted the Stock Incentive Plan, as amended and restated in April 2003 (together the “Plans”). Options granted under the Plans may be incentive stock options (“ISO”) or non-qualified stock options. Incentive stock options may only be granted to employees (including officers

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

and directors who are also employees). Options under the Plans may be granted for periods up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of the grant as determined by the Board of Directors provided, however, that (i) the exercise price of an ISO shall not be less than 100% of the estimated fair value of the shares on the date of grant and (ii) the term of the options is no longer than five years and the exercise price is at least 110% of the estimated fair market value for incentive options for which the grantee owns greater than 10% of the voting power of all classes of stock. The options generally vest over four years. The Company has reserved 4,585,000 shares of common stock for issuance under the Plans.

Activity under the Plans is as follows:

		Outstanding Options
	Shares Available for Grant	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term (Years)	Aggregate Intrinsic Value
Balances, January 1, 2003	255,891	887,000	$0.29
Additional shares reserved	1,000,000	—	—
Options granted	(407,000)	407,000	0.50
Options exercised	—	(9,167)	0.40
Options canceled	30,000	(30,000)	0.40

Balances, December 31, 2003	878,891	1,254,833	0.36
Additional shares reserved	1,250,000	—	—
Options granted	(1,558,000)	1,558,000	0.64
Options exercised	—	(341,434)	0.26
Options canceled	185,399	(185,399)	0.44

Balances, December 31, 2004	756,290	2,286,000	0.56
Additional shares reserved	1,000,000	—	—
Options granted	(923,500)	923,500	0.71
Options exercised	—	(1,965,332)	0.61
Options canceled	317,855	(317,855)	0.54

Balances, December 31, 2005	1,150,645	926,313	0.61
Options granted (unaudited)	(782,900)	782,900	1.43
Options exercised (unaudited)	—	(372,046)	0.77
Options forfeited/canceled (unaudited)	85,967	(85,967)	0.60

Balances, September 30, 2006 (unaudited)	453,712	1,251,200	$1.08	9.05	$18,921

Options vested and expected to vest at September 30, 2006 (unaudited)		1,174,636	$1.06	8.22	$17,780

Options vested at September 30, 2006 (unaudited)		254,349	$0.64	7.88	$3,959

The aggregate intrinsic value amounts disclosed in the above table have been computed based on the difference between the original exercise price of the options and the fair value of the Company’s common stock, as determined by management, of $16.20 per share at September 30, 2006 (unaudited).

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

During the nine months ended September 30, 2006, the Company granted stock options to purchase an aggregate of 782,900 shares (unaudited) of common stock with an estimated weighted-average grant-date fair value of $11.81 per share (unaudited). The total fair value of options accounted for under SFAS No. 123R that vested during the nine months ended September 30, 2006 was $0 (unaudited). The total intrinsic value of options exercised during the nine months ended September 30, 2006 was $2,401 (unaudited). Net cash proceeds from the exercise of stock options was $286 (unaudited) for the nine months ended September 30, 2006.

Options outstanding and exercisable and vested by exercise price at December 31, 2005 are as follows:

	Options Outstanding and Exercisable		Options Vested
Exercise Price	Number of Options	Weighted Average Remaining Contractual Life (Years)	Number of Options	Weighted Average Exercise Price
$0.12	27,000	3.85	27,000	$0.12
0.25	15,000	5.09	15,000	0.25
0.40	112,162	6.15	108,514	0.40
0.44	50,000	5.60	50,000	0.44
0.55	71,000	7.66	41,556	0.55
0.65	556,151	9.65	87,970	0.65
1.00	95,000	9.94	20,103	1.00

	926,313	8.64	350,143	$0.49

Options outstanding and exercisable and vested by exercise price at September 30, 2006 (unaudited) are as follows:

	Options Outstanding and Exercisable		Options Vested
Exercise Price	Number of Options	Weighted Average Remaining Contractual Life (Years)	Number of Options	Weighted Average Exercise Price
$0.12	20,000	3.17	20,000	$0.12
0.40	20,000	4.85	20,000	0.40
0.55	53,000	6.90	41,065	0.55
0.65	461,500	8.96	129,824	0.65
1.00	286,000	9.28	43,043	1.00
1.14	247,000	9.65	—	1.14
2.20	157,200	9.90	417	2.20
14.63	6,500	10.00	—	14.63

	1,251,200	9.05	254,349	$0.64

At December 31, 2004, there were 703,854 options vested at a weighted average exercise price of $0.43 per share.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

Early Exercise of Employee Options

Stock options granted under the Company’s stock option plans provide employee option holders the right to elect to exercise unvested options in exchange for restricted common stock. Unvested shares which amounted to 18,337 and 1,068,744 at December 31, 2004 and 2005, respectively, and 831,064 (unaudited) at September 30, 2006, were subject to a repurchase right held by the Company at the original issuance price in the event the optionees’ employment is terminated either voluntarily or involuntarily. These repurchase terms are considered to be a forfeiture provision and do not result in variable accounting. In accordance with EITF No. 00-23, Issues Related to the Accounting for Stock Compensation under APB No. 25, the shares purchased by the employees pursuant to the early exercise of stock options are not deemed to be outstanding until those shares vest. In addition, cash received from employees for exercise of unvested options is treated as a liability. Amounts so recorded are transferred into common stock and additional paid-in capital as the shares vest.

The activity of nonvested shares for the nine months ended September 30, 2006 (unaudited) as a result of early exercise of options granted to employees is as follows:

Nonvested Shares	Shares
Balance as of December 31, 2005	1,068,774
Early exercise of options (unaudited)	130,000
Vested (unaudited)	(367,710)

Balances as of September 30, 2006 (unaudited)	831,064

As of December 31, 2004, a liability of $26 has been recorded in the accompanying balance sheets for the shares subject to repurchase of which $7 is classified as a long-term liability and $19 as a short-term liability. As of December 31, 2005, a liability of $688 has been recorded in the accompanying balance sheets for the shares subject to repurchase of which $390 is classified as a long-term liability, and $298 is classified as a short-term liability. As of September 30, 2006, a liability of $597 (unaudited) has been recorded in the accompanying balance sheets for the shares subject to repurchase of which $302 (unaudited) is classified as a long-term liability and $295 (unaudited) is classified as a short-term liability.

Stock-based Compensation Associated with Awards to Employees

During the year ended December 31, 2005 and the nine-month period ended September 30, 2006, the Company issued stock options to certain employees with exercise prices below the fair market value of the Company’s common stock at the date of grant, determined with hindsight. The Company retrospectively estimated the fair value of its common stock based upon several factors, including its operating and financial performance and progress attained in its business, past sales of its convertible preferred stock, and the expected valuation that the Company would obtain in an initial public offering. The Company has reviewed these key factors and events between each date and has determined that the fair value of its common stock is appropriately reflected using a progression from $0.65 per share of common stock at January 1, 2005, to $16.20 per share (unaudited) at September 30, 2006. In accordance with the requirements of APB No. 25, the Company has recorded deferred stock-based compensation, for the difference between the exercise price of the stock options granted during the year ended December 31, 2005 and the fair value of the Company’s stock at the date of grant, determined with hindsight. During the year ended December 31, 2005, the Company recorded deferred stock-based compensation related to these options of $6,311 and amortized $1,565 and $1,286 (unaudited) and $945 (unaudited) of stock-based compensation in the year ended December 31, 2005 and nine-month periods ended September 30, 2005 and 2006, respectively. In addition, the Company granted 90,000 options to an employee during the year ended December 31, 2005 which have vesting provisions based on certain performance conditions related to revenue milestones and recognized $0 and $584 (unaudited) of stock-based compensation associated with this grant during the year ended December 31, 2005 and nine month period ended September 30, 2006.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

The Company granted stock options to employees with exercise prices below estimated fair market value, determined with hindsight, on the date of grant as follows (unaudited):

Grants Made During Quarter Ended	Number of Options Granted	Weighted- Average Exercise Price per Share	Weighted- Average Fair Value per Share	Weighted- Average Intrinsic Value per Share

March 31, 2005	250,000	$0.65	$0.81	$0.16
June 30, 2005	—	$0.65	$3.92	$3.27
September 30, 2005	155,000	$0.65	$7.20	$6.55
December 31, 2005	516,000	$0.83	$8.63	$7.80
March 31, 2006	290,000	$1.11	$11.31	$10.20
June 30, 2006	318,000	$1.14	$14.05	$12.91
September 30, 2006	159,900	$2.61	$15.84	$13.22

Note Receivable from Stockholder

In June 2004, the Company granted 1,275,000 options to its Chief Executive Officer to purchase common stock at an exercise price of $0.65 per share. Under the terms of the grant award, the holder was entitled to exercise the options in exchange for a full recourse note.

In March 2005, the Chief Executive Officer exercised all the 1,275,000 options in exchange for a full recourse note of $827 and cash of $1. Under EITF No. 85-1 Classifying Notes Received for Capital Stock, the Company has recorded the note as a current asset as the note was repaid on September 20, 2006 (see Note 11). The note bears interest at 3.76% per annum which the Company considered to be below the market rate on the issuance date. The balance with accrued and unpaid interest was due and payable in March 2009 (four years from the date of the agreement). The repayment terms will accelerate and the whole unpaid balance of principal and interest shall be immediately due and payable upon the earliest to occur of (i) immediately prior to and conditioned upon the filing of the Company’s initial registration statement filed under the Securities Exchange Act of 1933, (ii) failure on the part of the borrower to make any payment under the note when due (iii) the termination of the officer’s employment with the Company for any or no reason (iv) failure on the part of the borrower to observe any obligation under the security agreement or any other security instrument which secures this note, (v) if the officer admits in writing his inability to pay his debts as they are due or if the officer seeks any reorganization or similar release under any state or federal law regarding bankruptcy or insolvency, or (vi) if the officer seeks any action to transfer or otherwise dispose of any shares of capital stock which the officer has pledged pursuant to the security agreement without the prior consent of the lender. Accrued interest on the note as of December 31, 2005 was $26.

In accordance with EITF No. 00-23, Issue 33(b), the unvested portion of the amount received in consideration for the early exercise of options is included as a liability in the accompanying balance sheet. Amounts of $501 and $345 (unaudited) were included in liabilities as of December 31, 2005 and September 30, 2006, respectively, in connection with the unvested portion subject to repurchase of the 1,275,000 options exercised by the Chief Executive Officer in March 2005.

In accordance with FASB Interpretation No. 44 (“FIN 44”), Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25, the exercise price of the award was not fixed and, therefore, variable accounting was applied to the award from the date of

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

grant to the date the options were exercised. Stock-based compensation for the period from the date of grant to the date of exercise was recorded under FIN No. 28. The Company recorded deferred stock-based compensation of $2,091 based on the intrinsic value of the stock options and amortized $1,336 and $234 during the year ended December 31, 2005 and nine-month period ended September 30, 2006 (unaudited), respectively. The remaining unamortized deferred stock-based compensation upon exercise of the stock option is amortized on a straight-line basis over the remaining vesting period.

Stock-based Compensation Associated with Awards to Nonemployees

The Company granted 125,000, 30,000 and 2,500 options during the years ended December 31, 2003, 2004 and 2005, respectively and 2,500 (unaudited) and 15,000 (unaudited) options during the nine month periods ended September 30, 2005 and 2006 to nonemployees in exchange for services. Stock-based compensation expense related to stock options granted to nonemployees is recognized as the stock options are earned. The Company believes that the estimated fair value of the stock options is more readily measurable than the fair value of the services rendered. The fair value of the stock options granted to nonemployees is calculated at each reporting date using the Black-Scholes option pricing model using the following assumptions:

	Years Ended December 31,			Nine Months Ended September 30,
	2003	2004	2005	2005	2006
				(unaudited)
Risk-free interest rate	4.60%	2.00%	4.03%	3.63%	4.68%
Contractual term (in years)	10	10	10	10	10
Dividend yield	0.0%	0.0%	0.0%	0.0%	0.0%
Expected volatility	75%	75%	75%	75%	60%

The stock-based compensation expense will fluctuate as the estimated fair value of the common stock fluctuates. In connection with the grant of stock options to nonemployees, the resulting compensation expense was $26, $15 and $133 for the years ended December 31, 2003, 2004 and 2005, respectively, and $74 (unaudited) and $295 (unaudited) for the nine month periods ended September 30, 2005 and 2006 (unaudited), respectively.

Adoption of SFAS No. 123R (Unaudited)

Effective January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment, using the prospective transition method, which requires the measurement and recognition of compensation expense for all employee share-based payment awards granted and modified after January 1, 2006.

The expected term of options gave consideration to historical exercises, the vesting term of the Company’s options, the cancellation history of the Company’s options and the options’ contractual term of ten years. The expected stock price volatility assumptions for the Company’s stock options for the six months ended June 30, 2006 were determined by the examining historical volatilities for industry peers, as the Company did not have any trading history for the Company’s common stock. The Company will continue to analyze the historical stock price volatility and expected term assumption as more historical data for the Company’s common stock becomes available. The risk-free interest rate assumption is based on the U.S. Treasury constant maturity rate as of the date of grant. The expected divided assumption is based on the Company’s history and expectation of dividend payouts.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

The assumptions used to value options granted during the nine months ended September 30, 2006 were as follows:

Nine Months Ended September 30, 2006
(unaudited)
Risk-free interest rate	4.68%
Expected term (in years)	4
Dividend yield	0.00%
Expected volatility	60%

Employee stock-based compensation expense under SFAS No. 123R recognized in the nine months ended September 30, 2006 was $776 (unaudited) and was calculated based on awards ultimately expected to vest and has been reduced for estimated forfeitures. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

At September 30, 2006, the Company had $7,199 (unaudited) of total unrecognized compensation expense under SFAS 123R, net of estimated forfeitures, related to stock option plans that will be recognized over a weighted-average period of 3.63 years.

Stock-based compensation expense recorded under APB No. 25, SFAS No. 123R and EITF No. 96-18 related to options granted to employees and nonemployees was allocated to cost of revenues, research and development, sales and marketing and general and administrative expense as follows:

	Years Ended December 31,			Nine Months Ended September 30,
	2003	2004	2005	2005	2006
				(unaudited)
Cost of revenues	$—	$—	$3	$—	$29
Research and development	26	15	57	—	452
Sales and marketing	—	—	278	102	1,678
General and administrative	—	—	1,360	1,258	441

	$26	$15	$1,698	$1,360	$2,600

NOTE 8 — RELATED PARTY TRANSACTIONS:

In July 2004, the Company entered into a loan agreement with the Company’s Chief Executive Officer for relocation expenses in the amount of $120 at an interest rate of 5% per annum. The terms of the agreement provided that 50% of the principal and all accrued interest of the loan would be forgiven if the Chief Executive Officer remained an employee as of June 30, 2005, and that all of the principal and interest would be forgiven if he remained an employee as of June 30, 2006. As of September 30, 2006 (unaudited), all principal and interest relating to this loan agreement was forgiven.

In March 2005, the Company entered into a full recourse note with the Chief Executive Officer that was repaid in September 2006. (see Note 7.)

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

NOTE 9 — INCOME TAXES:

Temporary differences which give rise to significant components of the net deferred tax assets are as follows:

	December 31,
	2004	2005
Deferred tax assets:
Net operating loss carryforwards	$6,626	$6,642
Foreign net operating losses	257	129
Research credits	688	899
Accruals and reserves	16	612
Depreciation	18	18
Other	229	75

	7,834	8,375
Less: Valuation allowance	(7,834)	(8,375)

Net deferred tax assets	$—	$—

The differences between the U.S. federal statutory income tax rate and the Company’s effective tax rate are as follows:

	Years Ended December 31,
	2003	2004	2005
Tax at federal statutory rate	34.0%	34.0%	34.0%
State, net of federal benefit	2.9%	2.2%	2.2%
Deferred stock-based compensation	—	—	(19.1)%
Benefit for research and development credit	1.6%	4.3%	2.8%
Other	0.5%	(2.8)%	(4.7)%
Change in valuation allowance	(39.0)%	(37.7)%	(15.2)%

Provision for taxes	0.0%	0.0%	0.0%

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets at December 31, 2004 and 2005. The valuation allowance increased by $1,774, $2,131 and $541 during the years ended December 31, 2003, 2004 and 2005.

As of December 31, 2005, the Company has net operating loss carryforwards of approximately $18,867 for federal and $10,455 for state tax purposes. If not utilized, these carryforwards will begin to expire beginning in 2019 for federal and 2008 for state tax purposes.

As of December 31, 2005 the Company has research credit carryforwards of approximately $417 and $462 for federal and state income tax purposes, respectively. If not utilized, the federal carryforward will expire in various amounts beginning in 2019. The state credit can be carried forward indefinitely.

The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has had a change in ownership, utilization of the carryforwards could be restricted.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

Management evaluates on a periodic basis the recoverability of deferred tax assets. At such time as it is determined that is more likely than not that deferred tax assets are realizable, the valuation allowance will be reduced.

NOTE 10 — EMPLOYEE BENEFIT PLAN:

In May 1999, the Company adopted the St. Francis Medical Technologies 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”) which covers its U.S.-based employees. Eligible employees may make pre-tax salary deferral contributions up to a specified maximum. The Company may make matching contributions at its discretion for 100% of an employee’s contributions to the 401(k) Plan, up to a maximum amount equal to 4% of such employee’s base salary. The Company made no contributions during the years ended December 31, 2003, 2004 and 2005, respectively, and $0 (unaudited) and $46 (unaudited) for the nine-month periods ended September 30, 2005 and 2006, respectively.

NOTE 11 — SUBSEQUENT EVENTS:

Initial Public Offering

On September 14, 2006, the Board of Directors approved the filing of a registration statement with the Securities and Exchange Commission for an initial public offering of the Company’s common stock.

2006 Equity Incentive Plan

On September 14, 2006, the Board of Directors adopted the 2006 Stock Plan. A total of 1,500,000 shares of common stock were reserved for issuance pursuant to the 2006 Stock Plan. In addition, the shares reserved for issuance under the 2006 Equity Incentive Plan included shares reserved but unissued under the Company’s existing stock option plan as the result of termination of options or the repurchase of shares. The 2006 Stock Plan provides for annual increases in the number of shares available for issuance on the first day of each fiscal year, equal to the least of:

•	5% of the outstanding shares of common stock;

•	2,500,000 shares; or

•	such other lesser amounts as determined by the Board of Directors.

2006 Employee Stock Purchase Plan

On September 14, 2006, the Board of Directors adopted the 2006 Employee Stock Purchase Plan subject to stockholder approval. A total of 300,000 shares of common stock were reserved for issuance pursuant to the 2006 Employee Stock Purchase Plan. The 2006 Employee Stock Purchase Plan will become effective upon the closing of the Company’s initial public offering. The 2006 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance under the plan on the first day of each fiscal year, equal to the least of:

•	1.5% of the outstanding shares of common stock;

•	1,000,000 shares; or

•	such other lesser amounts as determined by the Board of Directors.

Repayment of Note Receivable

On September 20, 2006 the Chief Executive Officer repaid the full recourse loan of $827 and accrued interest of $48.

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(in thousands, except share and per share data)

Operating Lease

In July 2006, the Company entered into a new lease agreement with a five year term with its landlord to lease a larger facility within the same business park as its current facility and concurrently was released from the earlier lease that was due to expire in February 2009. The Company is expected to pay its proportional share of the utilities, property taxes and other operating expenses allocated to the building.

Future minimum lease payments under the new lease are as follows:

Year Ended December 31,
2006 (remainder of year)	$127
2007	763
2008	786
2009	809
2010	835
2011	712

Total minimum lease payments	$4,032

Line of Credit

In April 2006, the Company entered into a one year line of credit agreement with a financial institution that provides for borrowings of $2,000 subject to an adequate borrowing base and compliance with certain financial covenants. The line of credit is collateralized against substantially all of the Company’s assets. No amounts have been drawn down from the line of credit. A member of the Company’s Board of Directors is also a member of the Board of Directors of the parent company of this financial institution.

NOTE 12 — OTHER EVENTS (UNAUDITED)

On January 18, 2007, all of the fully diluted equity of the Company was acquired by Kyphon Inc. in exchange for total consideration of approximately $725.0 million, comprised of $525.0 million in cash upon closing, plus additional revenue-based contingent payments of up to $200.0 million payable in either cash or a combination of cash and stock, at Kyphon’s election.